                                 DEED OF LEASE


     This DEED OF LEASE AGREEMENT ("Lease") is made as of this 9/th/ day of March, 2001 between SEMINOLE TRAIL PROPERTIES, LLC, 1932 Blue Ridge Road Charlottesville, Virginia 22903 ("Landlord") and COMDIAL REAL ESTATE CO., INC., 1180 Seminole Trail Charlottesville, Virginia 22901 ("Tenant").

                              W I T N E S S E T H:

  1. Definitions.  The following definitions shall apply to the indicated terms,
     -----------
whenever used in this Lease. Additional defined terms may be found in the body of the Lease.

          1.01   Building.  The term "Building" shall mean that certain
                 --------
building located at 1180 Seminole Trail Charlottesville, Va., together with any related land, improvements, parking facilities, common areas, driveways, sidewalks and landscaping.

          1.02   Leased Premises.  The term "Leased Premises" shall mean those
                 ---------------
suites in the Building, as more particularly outlined on the drawing attached hereto as Exhibit A and described on Schedule 1 attached hereto, both of which are incorporated herein by reference.

          1.03   Rentable Area of the Premises.  The term "Rentable Area of the
                 -----------------------------
Premises" shall mean those square footages for each of the suites of the Leased Premises noted on Schedule 1, which shall be finally determined by Landlord's architect using BOMA standards.

          1.04   Lease Term.  The term "Lease Term" shall mean the period
                 ----------
between the Commencement Date and the Expiration Date for each suite of the Leased Premises as noted on Schedule 1, unless sooner terminated as otherwise provided in this Lease.

          1.05   Commencement Date.  The "Commencement Date" shall mean the
                 -----------------
date of the closing of Landlord's purchase of the Building.

          1.06   Expiration Date.  "Expiration Date" shall mean those dates
                 ---------------
noted on Schedule 1 as the expiration dates for Tenant's lease of each suite of the Leased Premises.

          1.07   Minimum Rent.  Minimum Rent shall mean the rents due as noted
                 ------------
on Schedule 1.

          1.08   Tenant's Permitted Use.  The term "Tenant's Permitted Use"
                 ----------------------
shall mean that use noted for each suite of the Leased Premises on Schedule 1 attached hereto and no other use.

          1.09   Landlord's Address For Notices.  The term "Landlord's Address
                 ------------------------------
for Notices" shall mean that address of Landlord noted above.

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          1.10   Tenant's Address For Notices.  The term "Tenant's Address for
                 ----------------------------
Notice" shall mean Comdial Business Communications Corporation, 1180 Seminole Trail, Charlottesville, Virginia 22901, Attn: Chief Financial Officer.

          1.11   Guarantor.  The term "Guarantor" shall mean Comdial
                 ---------
Corporation.

          1.12   Attachments:
                 -----------

                    Exhibit A - Floor Plan of Leased Premises
                    Exhibit B - Rules and Regulations
                    Exhibit C - Guaranty
                    Exhibit D - Parking Spaces and Entrances
                    Exhibit E - Comdial/Technicolor Letter
                    Exhibit F - Letter of Credit
                    Schedule 1 - Lease Terms

     2.   Description of Premises.  Landlord leases to Tenant, and Tenant
          -----------------------
leases from Landlord, the Leased Premises described in Section 1. The Leased Premises are shown on a floor plan attached hereto and incorporated herein as Exhibit "A." Exhibit "A" sets forth the general layout of the floor plan and shall not be deemed a warranty on the part of Landlord that the floor is or will be exactly as indicated on such diagram. Tenant's occupancy of the Leased Premises shall include the use in common with others entitled thereto of all currently existing parking areas, service roads, sidewalks, signs, equipment facilities, service areas, hallways, doors, stairwells, and the like associated with the Building (the "Common Areas") subject, however, to the terms and conditions of this Lease.

     3.   Use of Leased Premises.  The Leased Premises shall be used solely for
          ----------------------
the Permitted Use indicated in Section 1 and Schedule 1, and for no other purpose.

     4.   Length and Commencement of Term. The term of this Lease shall commence
          -------------------------------
on the Commencement Date, and continue for the Term indicated in Section 1 following the Commencement Date.

     5.   Rent.  Tenant shall pay, as rent for the Leased Premises, the Minimum
          ----
Rent indicated in Section 1 and on Schedule 1. The first two (2) month's rent due hereunder shall be paid by Tenant to Landlord upon the Commencement Date. If the Commencement Date is not the first day of the month, rent for that month shall be prorated. If any rent or other sum due is not received by Landlord within five (5) when due, Tenant shall pay a late charge of five percent (5%) of the overdue amount. If any payment under this Lease is made by check and such check is returned by the payor for any reason, Tenant shall pay a returned check charge of One Hundred Dollars ($100.00). If such rate exceeds the maximum rate permitted by law with respect to Tenant, Tenant shall pay interest at the highest lawful rate applicable to Tenant. Without limiting the foregoing, Tenant shall pay Landlord the first two month's Minimum Rent due hereunder at the time of the execution of this Lease.

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     6.   Payments.  All rental and other payments shall be made to Landlord at
          --------
the address indicated in Section 1, until Landlord otherwise directs in writing. All charges, fees, and other amounts due, other than Minimum Rent, shall be deemed Additional Rent. Unless otherwise provided in this Lease or in writing, all payments of Minimum Rent and Additional Rent shall be payable monthly in advance on or before the first day of each month during the Term, without prior demand and without offset, reduction, defense, or counterclaim. All payments shall be made prior to the close of business (Eastern Standard Time) on the date specified for such payment and in immediately available United States funds. Minimum Rent and Additional Rent shall collectively be known herein as the "Rent".

     7.   Letter of Credit.  Tenant has deposited with Landlord, or will deposit
          ----------------
simultaneously with this Lease, as security for the full performance of Tenant's obligations under this Lease, a letter of credit (the "Letter of Credit") in the amount of $538,197.00, which letter of credit: (i) shall be in form and substance and from a commercial lender reasonably acceptable to Landlord, (ii) shall be for a term ending upon Tenant's payment of its December 2001 Rent, so long as it is not in default hereunder and (iii) shall be reduced by one-eighth (1/8th) upon each monthly payment of Rent, so long as Tenant is not in default hereunder. A copy of the Letter of Credit is attached hereto as Exhibit F. In the event Tenant fails to pay Minimum Rent when due under this Lease, Landlord may make a draw for the full amount of the Letter of Credit in accordance with the terms of the Letter of Credit and shall apply the proceeds thereof to unpaid Minimum Rent as it becomes due; provided, however, that except for the Minimum Rent paid with such proceeds, Tenant shall remain liable for all of its other obligations under this Lease.

     8.   INTENTIONALLY OMITTED

     9.   Control of Common Areas and Facilities by Landlord.  The Common Areas
          --------------------------------------------------
shall at all times, subject to the rights of use by Tenant, be under the exclusive control and management of Landlord, and Landlord shall have the right, from time to time, to establish, modify, and enforce reasonable rules and regulations with respect to the Common Areas. Without limiting the foregoing, Landlord shall construct, maintain, and operate lighting facilities on all Common Areas; police the same; and shall keep the Common Areas in good repair and appearance.

     10.  Use of Parking Areas.  Landlord agrees to permit Tenant to use the
          --------------------
parking spaces and entrances set forth on Exhibit D. Except as provided in the previous sentence, all automobile parking areas, driveways, entrances, and exits and other facilities furnished by Landlord for use by Tenant, shall at all times be subject to Landlord's exclusive control and management, and Landlord shall have the right from time to time to establish, modify, and enforce reasonable rules and regulations with respect to all such facilities and areas. Landlord shall keep all these areas in good repair and appearance and shall remove snow and ice from the walkways, parking areas and driveways.

     11.  Services.  Tenant shall obtain and pay directly all costs of utilities
          --------
for the Leased Premises. Tenant shall utilize its or its affiliates and/or Parent's mechanical/electrical maintenance staff employed by such parties as of the date hereof to separate the Building's utilities for the Leased Premises; however, if costs of materials and contractors hired to perform the work the aforesaid employees cannot perform exceed $25,000, Landlord shall pay the reasonable excess costs of such utility separation. All such work shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord shall not be required to provide any utilities for the Leased Premises. Tenant shall further provide all janitorial and waste disposal

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services to the Leased Premises. In the event Tenant's use of the water and sewer services exceeds that of a normal office use, Tenant, at its expense, shall have such services separately metered and pay for such service directly. Otherwise, at Landlord's option, Tenant shall pay Landlord its prorata share of such utility costs for the Leased Premises. Other tenants of the Property shall have similar provisions regarding separate metering of water and sewer services.

     12.  Maintenance by Landlord.  Subject to Section 13, Landlord shall make
          -----------------------
all repairs and replacements to the Building as may be necessary to keep the Building in good condition and repair.

     13.  Maintenance by Tenant.  Tenant shall, at its expense, make any and all
          ---------------------
repairs necessary to keep the interior of the Leased Premises in good condition and repair, including without limitation, maintenance of the HVAC, plumbing and electrical systems of the Leased Premises, unless such repairs are necessary due to the negligence or willful act or omission of Landlord. Notwithstanding the foregoing, Tenant shall not be required to make any single repair, the cost for which exceeds $3,000. Further, Tenant shall make any and all repairs to the Building as are caused by the negligence or willful act or omission of Tenant or any of its agents, employees, contractors, licensees, or invitees. In addition to the duties of Tenant pursuant to this Section 13, prior to May 1, 2001, and at Tenant's expense, Tenant shall repair those HVAC systems of the Building as directed by Landlord, up to a cost for materials not in excess of $20,000. All labor for such repairs shall be provided by Tenant's and its affiliates' staff. In the event such staff cannot repair the item in question, then, with the consent of Landlord, Tenant may engage outside contractors to perform such repairs. The cost for such outside contractors shall be deducted from the aforesaid $20,000. Finally, Tenant shall periodically check and advise Landlord on the condition of the sprinkler system and related 30,000 gallon tank and pumps of the Building. Tenant shall have no responsibility to repair the sprinkler system and related 30,000 gallon tank and pumps of the Building, the center of three (3) chillers, three roof air handlers in the molding area of the Building and all air compressors of the Building, other than for damage caused by the negligence or willful act or omission of Tenant or any of its agents, employees, contractors, licensees, or invitees.

     14.  Sundry Covenants of Tenant.  Tenant shall: (a) comply with all
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federal, state, and municipal laws, ordinances, and regulations relating to the
Leased Premises and its Permitted Use, including, without limitation, all environmental laws, rules and regulations (collectively the "Environmental Laws") and (b) notify Landlord immediately upon receipt of all notices or other communications by governmental authorities regarding possible or actual noncompliance with laws, ordinances, or regulations, and (c) not use or permit to be used the Leased Premises for any illegal or immoral purpose. The Leased Premises shall not be used for the treatment, storage, use, or disposal of toxic or hazardous wastes or substances, or any other substance, exposure to which is prohibited, limited, or regulated by a governmental or quasi-governmental authority or which, even if not so regulated, could or does pose a hazard to the health and/or safety of the occupants of the Building or surrounding property. Notwithstanding the foregoing, Tenant may continue its existing painting and soldering operations in the Leased Premises, so long as such activities are conducted at Tenant's sole risk and in accordance with all applicable law, rules and regulations.

     Tenant shall indemnify and hold Landlord harmless from and against any expense or liability (including attorney's fees) arising under the Environmental Laws resulting from Tenant's use of the Leased Premises or any acts and/or omissions of Tenant, its agents, employees, invitees, subsidiaries, sublets, parents, affiliates or independent contractors.

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     15.  Improvements.  Tenant has examined and accepts the Leased Premises "as
          ------------
is". Tenant may not make any improvements or alterations to the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant acknowledges that Landlord may, at its option, make improvements to the Leased Premises during the Term, including without limitation, the installation of dropped ceilings, updating HVAC systems, enhanced insulation and other capital improvements; however, Landlord shall minimize disruptions to Tenant during such work and shall not materially interfere with Tenant's operations.

     16.  Compliance with Americans with Disabilities Act of 1990.  If the ADA
          -------------------------------------------------------
requires that action be taken with respect to the Leased Premises (not including the Common Areas for which Landlord is responsible for compliance), including without limitation removing barriers and altering the Leased Premises in accordance with the ADA Accessibility Guidelines, such action shall be taken by Tenant. Tenant shall notify Landlord immediately upon receipt of an oral or written complaint or notice by an employee, customer, client, invitee, licensee, or governmental authority regarding the ADA.

     17.  Assignment and Subletting.  Without Landlord's prior written consent,
          -------------------------
Tenant shall not (either voluntarily, involuntarily, or by operation of law) assign, transfer, mortgage, pledge, hypothecate, or encumber this Lease or any interest under this Lease; provided, however, that nothing contained herein shall prohibit Tenant from subletting all or part of the Leased Premises to a subsidiary of Tenant in its sole and absolute discretion or collaterally assigning its rights under this Lease to one or more lenders. Landlord's consent, when necessary, shall not be unreasonably withheld. If Landlord consents to any such assignment, transfer, etc., Tenant shall pay an assignment fee of $500.00 to reimburse Landlord for the time, effort, and expense incurred in processing such assignment, transfer, etc. Regardless of any such consent, no assignment, transfer or sublet shall release Tenant of its obligations or alter the primary liability of Tenant to pay rent and perform all its other obligations under this Lease. Landlord's consent to one assignment, transfer, occupation, or use by any other person shall not be deemed a consent to any subsequent assignment, transfer, occupation, or use by another person. The transfer of fifty percent (50%) or more of Tenant's stock, if Tenant is a corporation, or the transfer of fifty percent (50%) or more of a partnership interest in Tenant, if Tenant is a partnership, shall constitute an assignment under the terms of this Lease.

     18.  Condemnation.  If the whole of the Leased Premises or 70% or more of
          ------------
the Leased Premises or a substantial portion of the Common Areas shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, this Lease shall automatically terminate as of the date title is taken with rent apportioned. Landlord shall be entitled to receive the entire award or payment in connection therewith, provided however that Tenant is allocated its claim for any moving and relocation expenses, which takes priority over all liens other than a first deed of trust. All rent shall be apportioned as of the date of such termination. If this Lease shall not be so terminated, the rent shall be proportionately abated.

     19.  Damage by Fire or Other Casualty.  If the Leased Premises shall be
          --------------------------------
damaged by fire or other casualty during the term but are not thereby rendered untenable in whole or part, Landlord shall promptly, at its expense, cause such damage to be repaired, and rent shall not be abated. If the Leased Premises or a substantial portion of the Building is damaged by fire or other casualty during the Term, Landlord may, at its sole option, either (i) restore the Leased Premises with reasonable dispatch to substantially the same condition they were in prior to

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

such damage, or (ii) terminate this Lease provided, however, if the Leased Premises cannot be restored within thirty (30) days of the loss, Tenant may terminate this Lease. If Landlord elects to restore the Leased Premises, Landlord shall have no liability to restore any improvements as may have been made to the Leased Premises, after the date of this Lease, nor to restore any of Tenant's fixtures, decorations, equipment, furniture, or inventory. Landlord's responsibility shall be to return the Leased Premises and Building to at least such condition as existed at the commencement of this Lease. If the Leased Premises are rendered untenable in whole or in part as a result of such damage and this Lease is not terminated, the Minimum Rent and Additional Rent payable shall be equitably and proportionately abated (according to loss of use) during the period intervening between the date of such damage and the date the Leased Premises are restored. If Landlord or Tenant elects to terminate this Lease, all rent payable shall be abated as of the date of such damage and Tenant shall remove all of its property from the Leased Premises within thirty (30) days of termination, provided Tenant is not in default at the time.

     20.  Insurance.
          ---------

               (a) Tenant shall, at all times during the Term and at its own cost and expense, carry: (i) commercial general liability insurance on the Leased Premises with limits of not less than $1,000,000 for injury or death to one person, $3,000,000 for injury or death to more than one person; (ii) "all-risk" casualty insurance, written at replacement cost value and with replacement cost endorsement, covering all Tenant's personal property in the Leased Premises (including, without limitation, inventory, trade fixtures, floor coverings, furniture, and other property removable by Tenant under the provisions of this Lease) and all leasehold improvements installed in the Leased Premises by or on behalf of Tenant; and (iii) if and to the extent required by law, workmen's compensation or similar insurance. The foregoing policies shall be primary policies not contributing with and not in excess of coverage which Landlord may carry.

               (b) Landlord shall maintain for its own benefit, upon such terms as Landlord deems appropriate, direct physical loss or damage insurance on the Building, Common Areas and existing tenant improvements, and a combined single limit bodily injury and property damage liability insurance policy.

               (c) All such liability insurance policies shall name Landlord as a named insured and shall be written by companies reasonably acceptable to Landlord and in form acceptable to Landlord. Each such policy shall also contain a provision prohibiting cancellation without thirty (30) days' prior written notice to Landlord or its designee. Certificates of such insurance policies shall be delivered to Landlord promptly after the issuance of the respective policies, and annually thereafter. If Tenant fails to provide or maintain any such insurance, Landlord may (but shall not be obligated to) do so and collect the cost thereof as Additional Rent.

               (d) Indemnification of Landlord. Tenant shall indemnify and hold Landlord harmless from liability for damages to person or property (including Tenant's employees, customers, and other invitees) in or upon the Leased Premises. Landlord shall indemnify and hold Tenant harmless from liability for damages to person or property in or upon the Common Areas and portions of the building other than the Leased Premises, provided, however, Tenant shall indemnify and hold Landlord harmless from liability for damages in other parts of the Building if caused by Tenant's negligence, affirmative act, or breach of its obligations under this Lease. All property kept, stored, or maintained in the Premises shall be kept, stored, or maintained at Tenant's sole risk, unless said property is damaged or lost due to the negligent or willful act of Landlord or its employees.

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     21.  Waiver of Subrogation.  Tenant waives all claims against Landlord and
          ---------------------
Landlord waives all claims against Tenant for any damage or loss either may suffer which is covered by an insurance policy carried by either or required to carry under this Lease; [and such insurance carried by either covering the Leased Premises, its contents, or any part thereof, and the Building shall contain an express waiver of any right of subrogation against the other party to this Lease.

     22.  Default.
          -------

               (a) Events of Default. If Tenant fails to pay any item of rent when due, whether Minimum Rent, Additional Rent, or any other sum payable within five (5) days after notice from Landlord, or if Tenant fails to perform any of its non-monetary obligations contained in this Lease within five (5) days after written notice from Landlord, or if Tenant does any act specifically prohibited from doing by this Lease and does not cease such act within five (5) days after notice from Landlord, then subject to the cure provisions set forth below, Tenant shall be in default.

               (b) Remedies. If Tenant is in default, Landlord, at its option, may (i) terminate this Lease and re-enter the Leased Premises or any part thereof, repossess the same and expel Tenant and those claiming through Tenant, and remove Tenants or their personal property without being deemed guilty of any manner of trespass; (ii) terminate Tenant's right of possession without terminating this Lease and continue to collect the rent and all other sums payable as they become due, and shall re-lease the Leased Premises on Tenant's behalf, crediting Tenant with any income received as a result of the re-leasing after deducting all Landlord's reasonable expenses and costs relating thereto;
(iii) seek any other remedy provided by law or elsewhere in this Lease; and/or
(iv) resort to any combination of the remedies set forth in this Lease.

               (c) Costs Incurred by Landlord. Tenant shall pay to Landlord upon demand all reasonable expenses, including the fees and disbursements of attorneys, accountants, architects, agents, and others, incurred by Landlord as a result of Tenant's failure to perform one or more of its obligations under this Lease or as a result of an action or proceeding brought against Landlord by Tenant in which Landlord prevails. In determining attorney's fees the parties deem the following to be reasonable: $1,500 in fees if the matter is actually litigated in General District Court, or $5,000 in fees if the matter is actually litigated in Circuit Court, plus all reasonable costs and disbursements.

               (d) Tenant's Right to Cure. If the nature of a non-monetary default is such that it cannot be performed or discontinued by Tenant within five (5) days after the occurrence of such default, Landlord shall not exercise any remedy permitted under this Section if Tenant commences the performance or discontinuance within such five (5) day period and diligently pursues the same to completion not to exceed sixty (60) days. This right to cure period may be reduced by Landlord in its notice to a shorter period required by a governmental notice of violation, or by code, law, rule, regulation, or existing emergency.

               (e) Landlord's Right to Perform Tenant's Obligations. If Tenant fails to perform any of its obligations under this Lease, Landlord, after five
(5) days' notice to Tenant, may (but shall not be obligated to) perform such obligation(s) for the account of and at the expense of Tenant; provided that no notice need be given in an emergency.

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               (f)   Counterclaims and Offsets. Tenant waives its right to plead any counterclaim or offset in any action or proceeding brought by Landlord against Tenant with respect to nonpayment of Rent or an event of default. Such waiver shall not be construed as a waiver of Tenant's right to assert any claim in a separate action brought by Tenant.

               (g) Bankruptcy or Insolvency. If at any time after the date of this Lease

                         (i)    a proceeding in bankruptcy, insolvency, or
reorganization is instituted against Tenant or a guarantor of this Lease pursuant to any federal or state law now or hereafter enacted; or

                         (ii)   a receiver or trustee of all or any portion of
the business or property of Tenant or a guarantor of this Lease is appointed; or

                         (iii)  an execution or attachment is issued against
Tenant or a guarantor of this Lease or any of their respective businesses or property or against the Leasehold estate created by this Lease, and such proceeding, process, or appointment is not discharged and dismissed within thirty (30) days after the date of such institution, appointment, or issuance; or if

                         (iv)   Tenant or a guarantor of this Lease is adjudged
a bankrupt or insolvent; or

                         (v)    Tenant or a guarantor of this Lease makes an
assignment for the benefit of creditors; or

                         (vi)   Tenant or a guarantor of this Lease files a
voluntary petition in bankruptcy or petitions for (or enters into an arrangement for) reorganization, composition, or any other arrangement with its or their creditors under any federal or state law now or hereafter enacted; or

                         (vii)  this lease or the estate of Tenant herein passes
or devolves upon, by operation of law or otherwise, anyone other than Tenant,

then Landlord shall have the right to treat such occurrence as an event of default; Landlord, however, shall not be required to give Tenant notice of such event of default before pursuing any remedy provided for in this Lease or by applicable law.

     23.  Trial by Jury.  Landlord and Tenant each waives any right to trial by
          -------------
jury of any issue(s) in a summary proceeding or any other suit, action, proceeding or counterclaim at any time brought or instituted by or against the other with respect to or involving the Leased Premises or any matter arising under or connected with this Lease and the relationship of Landlord and Tenant created by this Lease.

     24.  Waiver by Landlord.  Landlord's failure to insist upon strict
          ------------------
performance by Tenant of any obligation under this Lease, irrespective of the length of time for which such failure continues, shall not be construed as a waiver or relinquishment of Landlord's right to demand strict compliance in the future. The receipt and acceptance by Landlord of rent with knowledge of the breach of any obligation hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been agreed upon unless expressed in a writing signed by the parties.

     25.  Liens. Tenant shall pay all sums of money due for labor, services,
          -----
materials, supplies, and equipment furnished at Tenant's request with respect to the Leased Premises or any other part of the Building. If a mechanic's, materialman's, or other lien (or notice of intent to file such a lien) is filed or recorded against the Leased Premises, the Building, or Landlord's interest in either, based upon labor, services, materials, supplies, equipment, or the like ordered by Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after Tenant first has knowledge of such lien. If such lien is not discharged within the thirty (30) day period, Landlord may (but shall not be obligated to) cause such discharge by (i) payment to the lienor,
(ii) deposit of substitute security with a court having jurisdiction, (iii) bonding, or (iv) such other means chosen by Landlord; and the entire cost of the discharge shall be paid to Landlord by Tenant upon demand. Tenant shall, upon request, furnish Landlord with contractors' affidavits, full and final waivers of right to lien, and receipted bills covering all labor and materials expended and used in or about the Leased Premises by or at the request of Tenant.

     26.  Signs, Awnings, and Canopies. Except for existing signage, Tenant
          ----------------------------
shall not place or display (or cause to be placed or displayed) on any exterior door, wall, or window of the Leased Premises any sign, awning, canopy, advertising matter, or other thing of any kind, and shall not place or display any decoration, lettering, or advertising matter on the glass of any window or door of the Leased Premises, without Landlord's prior written approval, which approval shall not be unreasonably withheld. Tenant shall maintain such sign, awning, canopy, decoration, lettering, advertising matter, or other thing, as may be approved by Landlord, in good condition and repair at all times.

     27.  Exhibits, Addenda, Rules, and Regulations.  All Exhibits, Addenda and
          -----------------------------------------
Rules and Regulations appended to this Lease are hereby incorporated into this Lease, and Tenant shall comply with and observe the same. Tenant's failure to comply with and observe the same shall constitute a breach of this Lease. Landlord reserves the right to amend, supplement, or add to the Rules and Regulations from time to time.

     28.  Surrender of Premises.  On expiration or sooner termination of the
          ---------------------
Term, Tenant shall surrender to Landlord the Leased Premises and all Tenant's improvements and alterations, broom clean, in good order, condition, and repair, except for ordinary wear and tear or condemnation or destruction of the Leased Premises, and except for trade fixtures that Tenant has removed. Tenant shall also deliver to Landlord all keys to the Leased Premises and the combination to any safe, remove all its personal property, and make all repairs and reimbursements required pursuant to this Lease; provided, however, Tenant may not remove its personal property from the Leased Premises without Landlord's prior written consent, if Tenant is in breach or default hereunder, but upon direction of Landlord, Tenant shall immediately remove such property in accordance with the terms hereof.

     Landlord may elect to retain or dispose of in any manner any alterations or Tenant's personal property that Tenant does not remove from the premises on expiration or termination of the Term. Title to any such alterations or Tenant's personal property that Landlord elects to retain or dispose of after expiration of the Term shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such alterations or personal property. Tenant shall be liable to Landlord for Landlord's costs of storing, removing, and disposing of any alterations or Tenant's personal property which Landlord does not elect to acquire. Tenant shall be responsible for the cost of repairing any damage to the Premises in consequence of the removal of Tenant's trade fixtures.

     29.  Holdover. The parties recognize and agree that the damage to Landlord
          --------
resulting from any failure by Tenant to timely surrender possession of the Leased Premises will be extremely substantial, will exceed the amount of the Minimum Rent payable under this Lease, and will be impossible to measure accurately. Landlord and Tenant therefore agree that if possession of the Leased Premises is not surrendered to Landlord within twenty-four (24) hours after the date of the expiration or termination of the Term for any portion of the Leased Premises, then Tenant shall pay as damages, without limitation as to Landlord's rights and remedies to reclaim possession of the Leased Premises or for its costs and expenses arising out of such a breach, whether at law or in equity, for each month and for each portion of any month during which Tenant holds over in the Leased Premises after the expiration or termination of the Term, two times the aggregate of that portion of the Rent which was payable under this Lease during the last month of the Term; provided, however, the twenty-four (24) hour deadline set forth above shall be extended to nine (9) business days for any Lease Term that will expire on April 30, 2001, as provided in Schedule 1. Notwithstanding anything to the contrary contained in this Lease, in the event Tenant fails to vacate any portion of the Leased Premises in accordance with or otherwise fails to comply with the terms of the letter between Tenant and Nimbus CD International, Inc. ("Nimbus") dated March 1, 2001 attached as Exhibit E, and if Nimbus terminates its lease with Landlord pursuant to its right to terminate for such failure, then, in addition to the foregoing: (i) the amount of the note between Landlord and Comdial Business Communications Corporation of even date herewith (the "Note") shall be reduced by Five Hundred Thousand and 00/100 Dollars ($500,000), (ii) the term of the Note shall be extended by one (1) year and as otherwise provided in the Note. Nothing contained in this Lease shall be deemed to permit Tenant to retain possession of the Leased Premises after the expiration of the Term. The provisions of this Section shall survive the expiration or termination of the Term. With regard to Tenant's obligations noted in this Paragraph 29, Time is of the essence.

     30.  Subordination and Attornment.  This Lease is and shall be subject and
          ----------------------------
subordinate to any mortgage, deed of trust, underlying leasehold estate, or other arrangement or right to possession that may now or hereafter be placed upon or affect the Leased Premises or the Land of which the Leased Premises is a part, or against any building hereafter placed upon the land of which the Leased Premises is a part, to all advances to be made thereunder, to the interest and principal payable thereon, and to all renewals, replacements, modifications, consolidations, and extensions thereof. Upon Landlord's request Tenant shall execute and deliver such documents, in such terms as Landlord reasonably requests, to evidence the same. Upon request of any such mortgagee, Tenant shall attorn to and acknowledge the foreclosure purchaser or purchasers as Landlord hereunder.

     31.  Estoppel Certificates.  Upon Landlord's notice and request, Tenant
          ---------------------
shall execute, acknowledge, and deliver to Landlord a written statement, addressed to such person as Landlord may request, (a) certifying that this Lease is in full force and effect and unmodified (or if modified, specifying the modifications), and that Landlord is not in default under this Lease (or if a default is alleged, specifying the default), (b) stating the date to which rent and any other charges have been paid by Tenant and the address to which notices to Tenant should be sent, and (c) certifying or stating such other reasonable matters as may be required by Landlord. If Landlord has not received a response within 10 days of any such notice, such certificate shall be deemed acceptable to Tenant, whereupon Landlord shall be appointed as Tenant's attorney-in-fact to execute and deliver such certificate.

     32.  Right of Entry.  During Tenant's regular business hours, Tenant shall
          --------------
allow Landlord and its representatives full and unfettered access to the Leased Premises at all times, to inspect the same, to make any repairs or renovations deemed necessary or desirable, to show the Leased Premises to prospective tenants, purchasers, or lenders or to use the office designated as Landlord's office on Exhibit A. If requested by Tenant, Landlord agrees that such access shall include an escort by a representative of Tenant, which Tenant covenants to make available to Landlord during regular business hours. Landlord shall have access to the Leased Premises at times other than Tenant's regular business hours with prior notice to Tenant and with its consent, which it shall not be unreasonably withheld. Three (3) months before the termination of the Lease, Landlord may place "For Rent" or similar signs in and about the Leased Premises. Without affecting the restrictions on Landlord's access to the Leased Premises as noted in this Section, Tenant acknowledges that Landlord is in the process of performing certain improvements to the Leased Premises, and Tenant agrees that it shall reasonably accommodate Landlord in such efforts.

     33.  Force Majeure.  Whenever Tenant or Landlord is required by the terms
          -------------
of this Lease or by law to perform any contract, act, work, labor or services, or to discharge any lien against the Leased Premises, or to perform and comply with any laws, rules, orders, ordinances, or regulations, but is unable to perform such act(s), then Tenant or Landlord, as appropriate, shall not be deemed to be in default and the other party shall not enforce or exercise any of its rights under this Lease, if and so long as nonperformance or default is directly caused by strikes, non-availability of materials, war or national defense preemptions, governmental restrictions, acts of God, acts of the other party, or other similar causes beyond the reasonable control of the non-performing party. Tenant and Landlord shall in any event pay any sum of money required to discharge any lien incurred by them if at any time the Leased Premises, or any part thereof, is in danger of being foreclosed, forfeited, or lost by reason of such lien.

     34.  Notices.  Any notice, demand, consent, request, or other communication
          -------
required or permitted under this Lease shall be in writing and shall be given by hand delivery or sent by nationally recognized overnight carrier. Notice shall be deemed given when hand delivered or the day after deposited with such overnight carrier. The parties may change their respective addresses by written notice to all other parties.

     35.  Quiet Enjoyment.  Landlord covenants that Tenant, on paying all rents
          ---------------
and performing all the obligations set forth in this Lease, shall have and enjoy quiet and peaceable possession of the Leased Premises during the Term.

     36.  Entire Agreement.  This Lease contains the entire agreement between
          ----------------
the parties with respect to the leasing of the Leased Premises and supersedes, merges and replaces all prior written or oral agreements, negotiations, offers, representations, and warranties with respect to the leasing of the Leased Premises. This agreement cannot be altered, waived, or modified in any way, including the provisions of this Section, except in a writing signed by the parties. No course of dealing between the parties, no usage of trade, and no parol or outside evidence of any nature shall be used to modify, interpret, or supplement any provision of this Lease.

     37.  Survival.  The representations, warranties, and agreements of the
          --------
parties contained in this Lease and in all other documents delivered in connection with this Lease shall survive the expiration or sooner termination of this Lease.

     38.  Severability.  If any provision of this Lease is unenforceable, the
          ------------
remainder of this Lease shall continue in effect and be construed as if the unenforceable provision had not been contained in this Lease. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     39.  Successors and Assigns.  This Lease shall be binding upon and inure to
          ----------------------
the benefit of the parties and their respective heirs, personal representatives, successors, and assigns; provided, however, that this Section shall not be construed to permit the assignment of this Lease except as expressly provided.

     40.  Third Party Beneficiaries.  The provisions of this Lease are intended
          -------------------------
to benefit only the parties to this Lease. No person not a party to this Lease shall be deemed a third party beneficiary of this Lease, nor shall any such person be authorized or empowered to enforce the provisions of this Lease, except to the extent such a person becomes a permitted assignee of one of the parties.

     41.  Venue.  Regardless of what venue would otherwise be permissive or
          -----
required, the parties stipulate that all actions arising under or affecting this Lease shall be brought in the Circuit or General District Courts of the City of Charlottesville, Virginia, the parties agreeing that such forum is mutually convenient and bears a reasonable relationship to this Lease.

     42.  Consent to Jurisdiction and Service of Process.  The parties
          ----------------------------------------------
irrevocably submit to the jurisdiction of the state courts of the Commonwealth of Virginia and to the jurisdiction of the United States District Court for the Western District of Virginia, for the purpose of any suit, action, or other proceeding arising under or affecting this Lease.

     43.  Counting Days.  In computing the number of days for purposes of this
          -------------
Lease, all days shall be counted including weekends and holidays; provided, however, that if the last day for taking any action under this Lease (other than Tenant's obligation to vacate the Leased Premises) shall fall on a Saturday, Sunday, or banking holiday, the time for taking such action shall be extended to the next regular business day.

     44.  Number and Gender.  When used in this Lease, the singular includes the
          -----------------
plural, the plural includes the singular, and the use of any gender includes any other gender, as circumstances may require. The term "person" includes both natural persons and entities.

     45.  Headings.  The headings contained in this Lease are for the
          --------
convenience of the parties only, and are not a part of the substantive agreement of the parties nor shall they affect the meaning or interpretation of any provision of this Lease in any way.

     46.  Counterparts.  This Lease may be executed in multiple counterparts.
          ------------
When at least one copy of this Lease has been executed by each party to this Lease, this Lease shall be in full force and effect, and all of such counterparts shall be read together as a single agreement.

     47.  Recording.  This Lease may not be recorded by either party without the
          ---------
prior written consent of the other party.

     48.  Commission.  Tenant warrants to Landlord that no agent, broker or
          ----------
finder called the Leased Premises to Tenant's attention. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all costs and expenses, including without limitation attorneys' fees arising out of a breach of the foregoing warranty.

     49.  Landlord Office.  The space designated on Exhibit A shall be provided
          ---------------
to Landlord for its office use on a full service basis and at no cost. Such space shall be provided to Landlord until such time as it notifies

Tenant of its completion of Landlord's improvements to the Building. During Landlord's use, the square footage of such space shall be multiplied times the p.s.f. Minimum Rent Tenant pays for similar space, and such sum shall be deducted form Tenant's Rent due hereunder. Landlord may retain its scan card to the Leased Premises to obtain access to its office so long as it maintains such office in the Leased Premises.

                     REST OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF each corporate party hereto has caused this Lease to be executed in its name and behalf by its duly authorized officer or agent.

                                    LANDLORD:

                                    SEMINOLE TRAIL PROPERTIES, LLC



                                    By:  ____________________________________

                                    Title: __________________________________

                                    Date:  __________________________________



                                    TENANT:

                                    COMDIAL REAL ESTATE CO., INC.



                                    By:  ____________________________________

                                    Title: __________________________________

                                    Date:  __________________________________

                                   EXHIBIT A
                                   ---------

                                  FLOOR PLAN

                                   EXHIBIT B
                                   ---------

                             RULES AND REGULATIONS

1.   OBSTRUCTION OF PASSAGEWAYS.  The sidewalks, entrances, passages, courts,
     --------------------------
     corridors, and other public parts of the Building shall not be obstructed or encumbered by Tenant or used by Tenant for any purpose other than ingress and egress.

2.   SIGNS. At the conclusion of the Lease all of Tenant's signage shall be
     -----
     removed by Tenant and all damage caused by such removal shall be repaired by Tenant; provided, however, Tenant shall not be required to remove the brickwork for the sign on the eastern side of the Building facing Route 29 South.

3.   LOCKS, KEYS.  Tenant shall, on the termination of Tenant's tenancy,
     -----------
     deliver to Landlord all keys to any space within the Building, either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys furnished Tenant by Landlord shall pay Landlord the cost thereof. Tenant shall provide Landlord access to the Leased Premises at all times. If requested by Tenant, Landlord agrees that such access shall include an escort by a representative of Tenant, which Tenant covenants to make available to Landlord at all times.

4.   ALCOHOL.  Alcoholic beverages shall not be permitted in the Building at any
     -------
     time without the prior written consent of Landlord, which may be withheld in its discretion.

5.   PROHIBITED ACTIVITIES ON LEASED PREMISES.  Tenant shall not, without the
     ----------------------------------------
     prior written approval of Landlord, (i) conduct, or permit any other person to conduct, any auction upon the Leased Premises, (ii) permit the Leased Premises to be used for gambling or any other illegal activity, or (vii) permit any noxious or offensive odors to be produced upon the Leased Premises. Canvassing, soliciting and peddling into the Building are prohibited, and Tenant shall cooperate to prevent the same.

6.   PLUMBING, ELECTRIC AND TELEPHONE WORK.  Plumbing facilities shall not be
     -------------------------------------
     used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual usage of electricity or water is prohibited.

                                   EXHIBIT C
                                   ---------

                                   GUARANTY

     THIS GUARANTY ("Guaranty") is made this _____ day of March, 2001, by and between COMDIAL CORPORATION (individually "Guarantor" and collectively "Guarantors") and SEMINOLE TRAIL PROPERTIES, LLC ("Landlord"), with respect to certain present and future obligations of COMDIAL REAL ESTATE CO., INC. ("Tenant").

                              W I T N E S S E T H:

     WHEREAS, Tenant wishes to enter into a Deed of Lease of even date herewith (the "Lease") between Tenant and Landlord (all obligations of Tenant under the Lease, whether now existing or hereafter incurred, whether direct, indirect, contingent or fixed, whether incurred as primary obligor, co-maker, endorser, or guarantor, whether otherwise guaranteed or secured, and whether an open account, evidenced by a written instrument or otherwise, are collectively referred to as the "Obligations"); and

     WHEREAS, Landlord has required additional assurances of Tenant's performance of the Obligations as a condition of entering into the Lease.

     NOW, THEREFORE, in consideration of good and valuable consideration and in order to induce Landlord to enter into the Lease, the parties agree as follows:

     1. Guaranty. The Guarantor guarantees to Landlord the prompt performance when due of the Obligations, including without limitation payment of all sums due under the Lease, plus any interest, penalties, and collection fees thereon. The Guarantor agrees upon receipt of notice from the Landlord to make such payments to Landlord and perform any non-monetary Obligations, if there is any default in the payment or the performance of the Obligations.

     2. Nature of Guaranty. This is a continuing, unconditional Guaranty and the liability of the Guarantor to Landlord is not limited to a proportionate part of the total liability of the Tenant to Landlord. This is a guaranty of payment and not of collection, and the Guarantor waives any right to require that any action be brought against the Tenant or to require that Landlord proceed against any security, or any other person, and agrees that Landlord assumes no responsibility for the validity or enforceability of any security for the Obligations.

     3. Subrogation. As a material inducement for Landlord to accept this Guaranty and enter into the Lease, the Guarantor represents and warrants that it has no right of indemnification from or against Tenant, any such right being waived. In lieu of any other remedy the Guarantor may have against Tenant, the Guarantor shall be subrogated to the rights of Landlord against Tenant; provided that the Guarantors shall not be subrogated to, and may not enforce on the part or behalf of the Guarantor, any right of action which Landlord may have against the Tenant until the Obligations shall have been paid in full.

     4. Conditions Precedent. The Guarantor represents and warrants that its liability under this Guaranty is not contingent or conditional upon any other person signing this Guaranty or the obtaining or perfecting of any security for the Obligations, or any other condition precedent or subsequent.

     5. Changes Affecting the Obligations. Landlord may, from time to time, either before or after any default by the Tenant, with or without further notice to the Guarantor, renew or extend the time of payment of the Obligations, and grant and allow such indulgences, modifications, or compromises in connection therewith as it deems advisable or expedient, and may change, renew, extend, surrender, impair, or compromise, in whole or in part, any security at any time held by or available to Landlord for the Obligations or for any obligation of any other person secondarily or otherwise liable on the Obligations, intentionally or unintentionally, or may waive, release, extend, or modify the rights of the Guarantor, without impairing the enforceability of this Guaranty. The discharge in bankruptcy of the Tenant shall not affect the liability of the Guarantor.

     6. Costs of Collection. The Guarantor shall, upon demand, pay all reasonable costs and expenses incurred by Landlord in connection with the enforcement or collection of the Obligations or the enforcement of this Guaranty, including reasonable attorneys' fees and disbursements.

     7. Reinstatement of Guaranty. Even if the Obligations may have been paid in full and this Guaranty may have been returned to the Guarantor, this Guaranty shall continue in full force and effect with respect to any amounts that Landlord may ever be required to repay under any bankruptcy or insolvency laws.

     8. Waivers of Homestead, Notice. The Guarantor hereby waives the benefit of any homestead exemption and notice of acceptance of and demand for payment as to this Guaranty and also waives notice of any default in the Obligations or of action taken in connection therewith.

     9. Delays, Waivers by Landlord. No delay on the part of Landlord in exercising any rights hereunder or under the Lease or any failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on the Guarantor shall be deemed to be a waiver of the obligations of the Guarantor or of the right of Landlord to take further action without notice or demand as provided herein.

     10. Modification, Waiver of this Guaranty. No modification or waiver of the provisions of this Guaranty, including the provisions of this paragraph, be effective unless in writing and signed by Landlord; nor shall any waiver be applicable except in the specific instance for which it is given.

     11. Sources of Information. The Guarantor warrants that it has adequate means to obtain from the Tenant, now and on a continuing basis, all necessary and desirable information concerning the status of the Obligations and the financial condition of the Tenant, and it is not relying on the Landlord to provide such information, either now or in the future.

     12.  Financial Information. (Intentionally omitted.)

     13. Modifications to Lease. Landlord may make such modifications and additions to the Lease and the Obligations as Landlord may deem advisable, including without limitation, extending the term of the Lease, increasing or decreasing payments under the Lease, or allowing Tenant to assign or delegate its duties under the Lease, and the same shall not release the Guarantor or in any way limit the liability of the Guarantor, this Guaranty expressly extending to such modifications and extensions.

     14. Notices. Any notice, demand, consent, request, or other communication required or permitted under this Lease shall be in writing and shall be given by hand delivery or sent by nationally recognized overnight carrier. Notice shall be deemed given when hand delivered or the day after deposited with such overnight carrier. The parties may change their respective addresses by written notice to all other parties.

               If to Landlord:    SEMINOLE TRAIL PROPERTIES, LLC,
                                  1932 Blue Ridge Road
                                  Charlottesville, Virginia 22903
                                  ATTN: Richard B. Hewitt

               With a copy to:    Vandeventer Black LLP
                                  500 World Trade Center
                                  Norfolk, Virginia 23510
                                  ATTN: Price M. Shapiro, Esq.

               If to Guarantor:   COMDIAL CORPORATION.
                                  1180 Seminole Trail
                                  Charlottesville, Va. 22901
                                  ATTN: Chief Financial Officer

               If to Tenant:      COMDIAL REAL ESTATE CO., INC.
                                  1180 Seminole Trail
                                  Charlottesville, Va. 22901
                                  Attn:  Chief Financial Officer

               With a copy to:    McGuireWoods LLP
                                  310 Fourth Street, N.E., Suite 300
                                  Charlottesville, Va. 22902
                                  ATTN: Kurt J. Krueger, Esq.

     15.  Entire Agreement.  This Guaranty constitutes the entire agreement
          ----------------
between the parties with respect to the subject matter of this Guaranty and supersedes and merges all prior negotiations, offers, representations, warranties, and agreements with respect to the subject matter of this Guaranty. No course of prior dealing between the parties, no usage of trade, and no parol, extrinsic, or other outside evidence of any nature shall be used to supplement, interpret, or modify any of the terms of this Guaranty.

     16.  Severability. If any provision of this Guaranty is unenforceable, the
          ------------
remainder of this Guaranty shall continue in effect and be construed as if the unenforceable provision had not been contained in this Guaranty. Each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

     17.  Successors and Assigns.  This Guaranty shall be binding upon and
          ----------------------
inure to the benefit of the parties and their respective heirs, personal representatives, successors, and assigns.

     18.  Venue.  Regardless of what venue would otherwise be permissive or
          -----
required, the parties stipulate that all actions arising under or affecting this Guaranty shall be brought in the Circuit or General District Courts of the City of Charlottesville, Virginia, the parties agreeing that such forum is mutually convenient and bears a reasonable relationship to this Guaranty.

     19.  Consent to Jurisdiction and Service of Process.  The parties
          ----------------------------------------------
irrevocably submit to the jurisdiction of the state courts of the Commonwealth of Virginia and to the jurisdiction of the United States District Court for the Western District of Virginia, for the purpose of any suit, action, or other proceeding arising under or affecting this Guaranty.

     20.  Number and Gender.  When used in this Guaranty, the singular includes
          -----------------
the plural, the plural includes the singular, and the use of any gender includes any other gender, as circumstances may require. The term "person" includes both natural persons and entities.

     21.  Headings.  The headings contained in this Guaranty are for the
          --------
convenience of the parties only, and are not a part of the substantive agreement of the parties nor shall they affect the meaning or interpretation of any provision of this Guaranty in any way.

     22.  Counterparts.  This Guaranty may be executed in multiple counterparts.
          ------------
When at least one copy of this Guaranty has been executed by each party to this Guaranty, this Guaranty shall be in full force and effect, and all of such counterparts shall be read together as a single agreement.

     23.  Advice From Independent Counsel.  The parties understand that this
          -------------------------------
is a legally binding contract that may affect their rights. Each party represents that it has entered into this Guaranty freely and voluntarily and without coercion of any kind whatsoever, and has had the opportunity to consult with independent counsel.

     24.  GOVERNING LAW.  ALL MATTERS REGARDING THE FORMATION, INTERPRETATION,
          -------------
AND ENFORCEMENT OF THIS GUARANTY SHALL BE GOVERNED BY VIRGINIA LAW, EXCLUDING ITS LAWS RELATING TO CHOICE OF LAW.

     IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written:


                                    CORPORATE GUARANTOR:

                                    COMDIAL CORPORATION



                                    By: _____________________________________

                                    Title:____________________________________

                                   EXHIBIT D
                                   ---------

                         PARKING SPACES AND ENTRANCES


     To be agreed upon by Landlord and Tenant.

                                   EXHIBIT E
                                   ---------

                          COMDIAL/TECHNICOLOR LETTER

                                  SCHEDULE 1
                                  ----------

                        LEASED PREMISES: USES/RENT/TERM

                                      D-1